UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 6, 2007

                                Con-way Inc.
           (Exact name of registrant as specified in its charter)

            Delaware                     1-5046           94-1444798
---------------------------------   --------------------------------------
  (State or other jurisdiction         (Commission       (IRS Employer
        of incorporation)             File Number)    Identification No.)

 2855 Campus Drive, Suite 300, San Mateo, California         94403
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      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (650) 378-5200

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 6, 2007, Menlo Worldwide, LLC, a wholly-owned subsidiary of Con-way Inc. ("the Company"), entered into a sale and purchase agreement (the "Agreement") to acquire all of the stock of Chic Holdings Limited ("Chic"), a Cayman Islands company. With 2006 revenues of approximately US$55 million, Chic provides domestic third-party logistics and transportation services in China through its subsidiaries Shanghai Chic Logistics Co. Ltd. and Shanghai Chic Supply Chain Management Co. Ltd.

The purchase price will be US$60 million plus an undisclosed future earn-out incentive based on performance. The Agreement contains customary representations, warranties and covenants, and consummation of the stock purchase is subject to customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties made by the parties and (2) the absence of any material adverse change in the business, operations, assets, liabilities, financial condition, or results of operation of Chic or its subsidiaries. A portion of the aggregate consideration will be placed in escrow to satisfy certain indemnification obligations of the sellers.

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 9, 2007, the Company issued a press release announcing that it had entered into a definitive agreement to acquire Chic. A copy of the press release is attached hereto as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

 Exhibit Number    Exhibit Title or Description

 EX 99             Press Release dated September 9, 2007



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CON-WAY INC.



                          By:     /s/ Jennifer W. Pileggi
                                -----------------------------
                          Name:  Jennifer W. Pileggi
                          Title: Senior Vice President
 Date: September 10, 2007        General Counsel & Secretary